   As filed with the Securities and Exchange Commission on December 19, 1997.

                             Registration No. ____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        FORM S-3 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ACR GROUP, INC.
               (Exact name of registrant as specified in charter)

           Texas                                            74-2008473
           -----                                            ----------
(State or other Jurisdiction                    (I.R.S. Employer Identification
     of Incorporation)                                        Number)

                                ACR Group, Inc.
                            3200 Wilcrest, Suite 440
                             Houston, Texas  77042
                                 (713) 780-8532
                                 --------------
            (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                             Mr. Anthony R. Maresca
                                ACR Group, Inc.
                            3200 Wilcrest, Suite 440
                             Houston, Texas  77042
                                 (713) 780-8532
                                 --------------
           (Name, Address, and Telephone Number of Agent for Service)

                                With copies to:

                              Robert D. Remy, Esq.
                            820 Gessner, Suite 1360
                             Houston, Texas  77024
                                 (713) 465-8008

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of Each Class of                                                               Proposed Maximum
   Securities to be               Amount to be            Proposed Maximum           Aggregate Offering     Amount of Registration
     Registered                  Registered (1)     Offering Price Per Share (2)            Price                    Fee
     ----------                  --------------     ----------------------------            -----                    ---
  Common Stock                    2,411,667                     $2.00                    $4,823,334                $1,422.88

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable to the Selling Shareholders pursuant to applicable anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 by reference to the last sale reported on the NASDAQ Small Cap Market on December 17, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.


                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1997
                             SUBJECT TO COMPLETION

                                ACR GROUP, INC.

                        2,411,667 Shares of Common Stock
                                ($.01 Par Value)

This Prospectus relates to 2,411,667 shares of Common Stock, $.01 par value ("Common Stock") of ACR Group, Inc., a Texas corporation (the "Company"), being registered on behalf of security holders ("Selling Shareholders"), which are offering for sale the Common Stock which is presently outstanding or which underlie certain warrants, options and convertible debt instruments issued by the Company. The Company will not receive any of the proceeds of the sale of the shares of Common Stock in this offering. The Company will receive up to $1,477,500 from the exercise of such warrants and options. The Company will use such proceeds for general working capital. The Selling Shareholders are not restricted in the price or prices at which they may sell their shares of Common Stock and sales of such shares may depress the market price of the Company's Common Stock. (See "Selling Shareholders")

This offering is not being underwritten. The distribution of the shares of Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the NASDAQ Small Cap Market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

The Company is paying all of the expenses of registering the Common Stock being offered by the Selling Shareholders under the Securities Act of 1933, as amended ("Securities Act").

On December 17, 1997, the closing sales price of the Company's Common Stock as reported on the NASDAQ Small Cap Market was $2.00 per share.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON OR ENTITY HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS ACCURATE AND CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 19, 1997

                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the Regional Offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates by writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http//:www.sec.gov. In addition, copies of such documents and other information are provided to NASDAQ and can be inspected at the NASDAQ offices maintained at the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.

This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, all of which were filed with the Commission (File No. 0-12490), are incorporated in this Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1997.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997.

         (d) The Company's Current Report on Form 8-K dated September 9, 1997, as amended November 24, 1997.

         (e) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, Commission File No. 0-12490.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares of Common Stock shall be deemed to be incorporated by reference to this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or any other subsequently filed document that is also incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to ACR Group, Inc., 3200 Wilcrest, Suite 440, Houston, Texas 77042, Attention: Mr. Anthony R. Maresca, (713) 780-8532.

                               PROSPECTUS SUMMARY


The following summary is qualified in its entirety by the more detailed information and financial statements, including notes thereto, appearing elsewhere in this prospectus or incorporated by reference herein. Each prospective investor is urged to read this prospectus in its entirety.

                                  THE COMPANY

ACR Group, Inc. is a Texas corporation. The Company maintains its principal executive offices at 3200 Wilcrest, Suite 440, Houston, Texas 77042. The Company's telephone number is (713) 780-8532.

Through its wholly-owned subsidiaries, the Company is primarily engaged in the business of wholesale distribution of heating, air conditioning and refrigeration ("HVACR") equipment and supplies. The Company sells such HVACR supplies and equipment to installing contractors and dealers and to other technically trained customers responsible for the installation, repair and maintenance of HVACR systems.

                                  RISK FACTORS

In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby.

SUBSTANTIAL COMPETITION

The HVACR business is highly fragmented and very competitive. The Company's primary competitors include national and multi-regional companies, regional competitors that operate in a small number of states, equipment manufacturers and principally small, independent businesses with a limited number of local branches. Certain of the Company's competitors have significantly greater financial resources than the Company. The primary areas of competition in the HVACR business include breadth and quality of product lines distributed, ability to fill orders promptly, technical knowledge of sales personnel, service and price. The Company believes that its ability to compete effectively is dependent upon whether it can respond to the needs of its customers through quality service and product availability. While home centers, hardware stores and direct mail order companies do not currently compete to a significant extent with the Company due to their limited ability to supply a wide range of products and provide comparable expert technical advice, the entrance of one or more of these companies into the Company's business could have a material adverse effect on the Company's business and results of operations.

SEASONALITY AND CYCLICALITY OF SALES

The Company's operating results vary significantly from quarter to quarter.
The Company's operations are concentrated in the Sunbelt region of the United States. Sales typically increase during the warmer months and peak in the months of June, July and August. Sales of HVACR equipment and replacement components are also affected by atypical weather patterns in the regions served by the Company. Warmer than normal summer temperatures or colder than normal winter temperatures cause increased stress on cooling and heating equipment. Increased stress on equipment produces higher failure rates and therefore increased sales volume of replacement equipment. Further, end-users' demand for HVACR products is cyclical, and a significant percentage of the overall demand in certain of the Company's markets, particularly Nevada and Colorado, is related to new construction. This demand is influenced by many of the same national and regional economic and demographic factors which affect demand for durable consumer goods, including consumer confidence, interest rates, availability of financing, regional population, employment trends and general economic conditions. There can be no assurance that the Company will not experience future declines in sales due to weather patterns or an economic downturn or that such declines will not have a material adverse effect on the Company's business and results of operations.

RISK ASSOCIATED WITH GROWTH STRATEGY

The Company's growth strategy contemplates both expansion of existing operations and additional acquisitions. As a result, the Company's ability to sustain revenue growth is dependent, in part, upon whether it can develop desirable expansion opportunities or acquire suitable acquisition candidates and thereafter integrate or manage such expanded or acquired businesses successfully. Acquisitions involve certain risks, including those associated with diversion of management attention and possible adverse effects on earnings resulting from financing costs, increased goodwill amortization, the issuance of additional securities and difficulties related to the integration of the acquired businesses. There can be no assurance that the Company will be able to identify and complete or successfully integrate acquired businesses. The Company has no present agreements, commitments or understandings to acquire other businesses. Existing or future competitors may also seek to compete with the Company for acquisition candidates, which could have the effect of increasing the price for acquisitions or reducing the number of suitable acquisition candidates.

In order to implement its growth strategy, the Company is likely to require
additional funding.   Future acquisitions could be financed by incurring
additional indebtedness or by the issuance of additional equity securities, which could result in dilution to the purchasers of the Common Stock offered hereby. Any additional financing by the Company for any purpose, including expansions or acquisitions, will generally require the consent of the Company's existing lenders, and there can be no assurance that such consent will be granted.

RISKS OF BORROWING

The Company has substantial borrowings under its credit facilities. In the future, the Company may incur additional indebtedness under the credit facilities or under additional facilities for working capital and to finance expansions and acquisitions of additional businesses. Leverage increases the risk to the Company of any variations in its results of operations or any other factors affecting its cash flow or liquidity. In addition, the credit facilities bear, and future indebtedness may bear, interest at variable interest rates. Accordingly, increases in applicable interest rates may adversely affect the Company's business and results of operations.

DEPENDENCE ON SUPPLIER RELATIONSHIPS

The Company operates with distribution rights for certain product lines in several of its geographic markets. The Company depends upon these distribution rights for a substantial portion of its business. Further, many of these distribution rights may be terminated by the supplier upon short notice. The termination or limitation by any key supplier of its relationship with the Company could have a material adverse effect on the Company's business and results of operations. The failure of a significant supplier to furnish quality products on a timely basis for any reason could damage the Company's relationship with its customers and have a material adverse effect on its business and results of operations.

INCREASED PRESENCE OF BUYING GROUPS; POTENTIAL REDUCTION OF MARGINS

Management believes that a portion of the Company's customer base has begun to consolidate into regional and national firms and buying groups in order to gain increased purchasing power and greater product consistency. This increased buying power could create a competitive bidding process for the Company's products, thereby reducing the Company's margins. A significant reduction in the Company's margins could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE ON KEY PERSONNEL

The Company's operations depend on the continuing effort of its executive officers and the senior management of the Company's subsidiaries, and the Company will depend on the senior management of significant businesses it acquires in the future. The business of the Company could be affected adversely if any of these persons does not continue in his or her management role with the Company or an acquired business and the Company is unable to attract and retain qualified replacements.

ABSENCE OF DIVIDENDS

The Company intends to retain its earnings to finance its growth and for general corporate purposes. Consequently, it does not anticipate paying any cash dividends in the foreseeable future. In addition, the Company's credit facilities contain, and future financing agreements may contain, limitations on the payment of cash dividends and other distributions of assets.

SIGNIFICANT GOVERNMENT REGULATIONS

HVACR systems are subject to various environmental statutes and regulations, including but not limited to laws and regulations implementing the Clean Air Act, relating to minimum energy efficiency standards of HVACR systems and the production, servicing and disposal of certain ozone-depleting refrigerants used in such systems. As the owner or lessee of a significant amount of real property, the Company is subject to a number of environmental statutes and regulations and could under certain circumstances be responsible for the acts or omissions of the prior owners or lessees of such property. The Company is also subject to regulations concerning the transport of hazardous materials, including regulations adopted pursuant to the Motor Carrier Safety Act of 1990. The Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future.

EFFECTS OF CURRENT OFFERING ON MARKET PRICE

Future sales of Common Stock in the public market by the Selling Shareholders pursuant to this offering, or by other existing shareholders, could have an adverse effect on the price of the Company's Common Stock. Sales of Common Stock, or the possibility of such sales, in the public market may adversely affect the market price of the Common Stock offered hereby, Historically, the Company's securities have been thinly traded. This low trading volume may have had a significant effect on the market price of the Company's securities, which may not be indicative of the market price in a more a liquid market.


                              SELLING SHAREHOLDERS

An aggregate of up to 2,411,667 shares of Common Stock may be offered and sold pursuant to this Prospectus by the Selling Shareholders. The following table sets forth certain information as of December 1, 1997 as to the ownership of securities of the Company by the Selling Shareholders. Except as set forth below, none of the Selling Shareholders has had a material relationship with the Company or its affiliates within the past three years. Unless otherwise indicated, each Selling Shareholder will hold less than one percent of the Common Stock after the sale of all shares of Common Stock covered by this offering and is selling all of its Common Stock pursuant to this offering. Except as set forth below, all of the Common Stock offered by this Prospectus underlie warrants which are exercisable as of the date of this Prospectus.

                                                        Shares of Common Stock Registered
Name                                                        Pursuant to this Offering
----                                                        -------------------------
St. James Capital Partners, L.P.                                      891,667 (1)
St. James Capital Corp.                                                56,001
SV Capital Partners                                                    53,002
Charles E. Underbrink                                                  37,101
Guadalupe Funding, Co                                                  27,826
Thomas M. Vertin                                                       19,280
Dennis LaValle                                                         15,901
Ronald E. Clark                                                         7,950
Equity Resource Group                                                   6,625
Blake Liedtke                                                           6,625
Harry H. Cullen                                                         6,625
George Burkholder                                                       3,313
1959 Trust for Robert Tilly Arnold                                      2,650
Isaac Arnold, Jr.                                                       2,650
Pinkye Lou Blair Estate                                                 1,325
The Lillie C. Cullen Estate
   Trust for Isaac Arnold, Jr.                                          1,325
The Hugh Roy Cullen Estate
   Trust for Isaac Arnold, Jr.                                          1,325
Todd Binet                                                              1,325
James Hanson                                                            1,325
Scott Crist                                                             1,325
Titus H. Harris, Jr.                                                      663
Alan Feinsilver                                                         5,300
Michael Reilly                                                            663
James G. Reilly                                                         2,650
The Douglas B. Marshall Management Trust                                5,300
The Robert J. Barnhart Revocable Trust                                  5,300
The Arnold Corporation                                                  6,625
The Catalyst Fund, Ltd.                                               750,000 (2)
Alex Trevino, Jr.                                                     450,000 (3)
Ronnie G. Floyd                                                        40,000 (4)
                                                                 ------------
                                           TOTAL                    2,411,667


         (1) Includes 641,667 shares of Common Stock underlying certain indebtedness of the Company which is convertible into Common Stock as of the date of this Prospectus and 250,000 shares of Common Stock underlying warrants which are exercisable as of the date of this Prospectus.

         (2) Represents Common Stock underlying warrants which are exercisable as of the date of this Prospectus. Mr. Ronald T. Nixon, a shareholder, director and officer of the general partner of The Catalyst Fund, Ltd., has been a director of the Company since December 1992.

         (3) Represents Common Stock underlying options which are exercisable as of the date of this Prospectus. Mr. Trevino is the Chairman of the Board of Directors and Chief Executive Officer of the Company. In addition to the Common Stock offered hereby, Mr. Trevino owns 328,437 shares of

         Common Stock of the Company, or 2.6% of the outstanding Common Stock (including the Common Stock offered hereby), as of the date of this Prospectus.

         (4) Represents Common Stock underlying options which are exercisable as of the date of this Prospectus. Mr. Floyd is the general manager of Total Supply, Inc., a wholly-owned subsidiary of the Company which operates in Georgia.


                              PLAN OF DISTRIBUTION

The Selling Shareholders are not restricted as to the prices at which they may sell their shares of Common Stock and sales of such shares at less than the market price may depress the market price of the Company's Common Stock. Further, except for sales volume limitations which may be applicable to Selling Shareholders who are affiliates of the Company, the Selling Shareholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time, which may also have a depressive effect on the market price of the Company's Common Stock. However, it is anticipated that the sale of the Common Stock being offered hereby will be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the- counter market, or a private sale in the over-the-counter market or otherwise, at negotiated prices relating to prevailing market prices and customary brokerage commissions at the time of the sales, or by a combination of such methods. Thus, the period for sale of such shares by the Selling Shareholders may occur over an extended period of time.

There are no contractual arrangements between or among any of the Selling Shareholders and the Company with regard to the sale of the shares and no professional underwriter in its capacity as such will be acting for the Selling Shareholders.

                                    EXPERTS

The consolidated financial statements and schedule of the Company and its subsidiaries appearing in the Company's Annual Report (Form 10-K) for the fiscal year ended February 28, 1997, have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINION

The legality of the Common Stock offered hereby will be passed upon for the Company by Robert D. Remy, Attorney at Law.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

               SEC Filing Fee                            $  1,423
               Printing Expenses                         $  1,000 *
               Accounting Fees and Expenses              $  5,000 *
               Legal Fees and Expenses                   $ 12,000 *
               Miscellaneous                             $  1,577 *
                                                         --------

                            Total                        $ 21,000 *

* Indicates expenses have been estimated for the purposes of filing.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Texas corporations against any judgments, penalties, fines, settlements and reasonable expenses which may be incurred in connection with any threatened, pending or completed proceeding in which the director or officer is a named defendant or respondent. The Company's Bylaws, as amended and restated, require the Company to indemnify and advance expenses to the Company's directors and officers to the maximum extent allowed by the Texas Business Corporation Act and expressly authorize the Company to purchase directors and officers liability insurance.

The Articles of Incorporation of the Company, as amended and restated (the "Articles"), expressly provide that no director shall be personally liable to the Company or its shareholders for monetary damage for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided for by a statute of the State of Texas. The Articles obligate the Company to indemnify its officers and directors against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses incurred by that person to the full extent permitted under Texas law.

ITEM 16.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.    Title
-----------    -----
     4.1       Restated Articles of Incorporation (Exhibit 3.1 to Annual Report on
               Form 10-K for fiscal year ended June 30, 1991)

     4.2       Articles of Amendment to Articles of Incorporation (Exhibit 3.2
               to Annual Report on Form 10-K for fiscal year ended February 28,
               1993)

     4.3       Amended and Restated Bylaws (Exhibit 3.2 to Annual Report on Form
               10-K for fiscal year ended June 30, 1991)

     4.4       Amendment to Bylaws dated December 8, 1992 (Exhibit 3.4 to Annual
               Report on Form 10-K for fiscal year ended February 28, 1993)

     4.5       Specimen of Common Stock Certificate of ACR Group, Inc. (Exhibit
               4.1 to Annual Report on Form 10-K for fiscal year ended February
               28, 1993)

     5.1       Opinion of Robert D. Remy, Attorney at Law, regarding the
               legality of the securities being registered, dated December 19,
               1997

    23.1       Consent of Robert D. Remy, Attorney at Law, dated December 19,
               1997 (included in Exhibit 5.1)

    23.2       Consent of Ernst & Young, LLP, dated December 17, 1997

    24.1       Power of Attorney (included on signature page)

ITEM 17.  UNDERTAKINGS.

         A.      INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         B.      RULE 415 OFFERING

         The undersigned Registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.      RULE 430A

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on December 19, 1997.


                                               ACR GROUP, INC.


                                               By: /s/ Anthony R. Maresca
                                                   ---------------------------
                                                   Anthony R. Maresca
                                                   Senior Vice President and
                                                   Chief Financial Officer


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alex Trevino, Jr. and Anthony R. Maresca his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


Signature
/s/ Alex Trevino, Jr.          Chairman of the Board,            December 19, 1997
--------------------------     President , Chief
Alex Trevino, Jr.              Executive Officer and
                               Director
                               (Principal executive officer)

/s/ Anthony R. Maresca         Senior Vice President,            December 19, 1997
--------------------------     Chief Financial Officer
Anthony R. Maresca             and Director
                               (Principal financial and
                               accounting officer)

/s/ A. Stephen Trevino         Director                          December 19, 1997
---------------------------
A. Stephen Trevino



/s/ Ronald T. Nixon            Director                          December 19, 1997
---------------------------
Ronald T. Nixon

                                 EXHIBIT INDEX

Exhibit No.                             Title
-----------                             -----
     4.1       Restated Articles of Incorporation (Exhibit 3.1 to Annual Report on
               Form 10-K for fiscal year ended June 30, 1991)

     4.2       Articles of Amendment to Articles of Incorporation (Exhibit 3.2
               to Annual Report on Form 10-K for fiscal year ended February 28,
               1993)

     4.3       Amended and Restated Bylaws (Exhibit 3.2 to Annual Report on Form
               10-K for fiscal year ended June 30, 1991)

     4.4       Amendment to Bylaws dated December 8, 1992 (Exhibit 3.4 to Annual
               Report on Form 10-K for fiscal year ended February 28, 1993)

     4.5       Specimen of Common Stock Certificate of ACR Group, Inc. (Exhibit
               4.1 to Annual Report on Form 10-K for fiscal year ended February
               28, 1993)

     5.1       Opinion of Robert D. Remy, Attorney at Law, regarding the
               legality of the securities being registered, dated December 19,
               1997

    23.1       Consent of Robert D. Remy, Attorney at Law, dated December 19,
               1997 (included in Exhibit 5.1)

    23.2       Consent of Ernst & Young, LLP, dated December 17, 1997

    24.1       Power of Attorney (included on signature page)